Exhibit 99.1

5300 Town and Country Blvd., Suite 500
Frisco, Texas 75034
Telephone: (972) 668-8834
Contact: Ron Mills
VP of Finance and Investor Relations
Web Site: www.comstockresources.com

NEWS RELEASE
For Immediate Release
COMSTOCK RESOURCES, INC. REPORTS
THIRD QUARTER 2020 FINANCIAL AND OPERATING RESULTS
FRISCO, TEXAS, November 4, 2020 – Comstock Resources, Inc. ("Comstock" or the "Company") (NYSE: CRK) today reported financial and operating results for the quarter ended September 30, 2020.
Financial Results for the Three Months Ended September 30, 2020
For the third quarter of 2020, Comstock reported a net loss available to common stockholders of $130.9 million or $0.57 per share. The loss was primarily related to a $155.6 million unrealized loss on the mark-to-market value of the Company's derivative financial instruments that are held to hedge oil and natural gas prices as future natural gas prices have improved substantially since the end of the second quarter of 2020. The adjusted net loss available to common stockholders excluding the unrealized loss on the hedge contracts and other non-recurring items for the third quarter of 2020 was $13.8 million or $0.06 per diluted share.
Comstock produced 102.6 billion cubic feet ("Bcf") of natural gas and 0.4 million barrels of oil or 104.7 billion cubic feet of natural gas equivalent ("Bcfe") in the third quarter of 2020. Natural gas production averaged 1,115 million cubic feet ("MMcf") per day, an increase of 5% over natural gas production in the third quarter of 2019. Oil production in the third quarter of 2020 decreased to 3,851 barrels of oil per day from 6,563 barrels per day produced in the third quarter of 2019. 12% of the Company's net oil production was shut in or curtailed during the third quarter of 2020 and 7% of the natural gas production was shut-in due to offset completion activity or due to curtailments related to storm activity or pipeline constraints.
Comstock's average realized natural gas price in the third quarter of 2020, including realized hedging gains, decreased to $1.95 per Mcf as compared to $2.26 per Mcf realized in the third quarter of 2019. The Company's average realized oil price in the third quarter of 2020, including realized hedging gains, decreased to $33.52 per barrel as compared to $51.27 per barrel in the third quarter of 2019. Oil and gas sales were $212.2 million (including realized hedging gains) in the third quarter of 2020 as compared to $250.5 million in the third quarter of 2019. The lower oil and gas prices realized caused adjusted EBITDAX, or earnings before interest, taxes, depreciation, depletion, amortization, exploration expense and other noncash expenses, of $147.7 million in the third quarter of 2020 to decrease by 22% over adjusted EBITDAX of $188.6 million for the third quarter of 2019. The Company's operating cash flow generated in the third quarter of 2020 of $93.2 million decreased 35% over operating cash flow of $143.3 million in the third quarter of 2019.

Financial Results for the Nine Months Ended September 30, 2020
For the first nine months of 2020, Comstock reported a net loss available to common stockholders of $160.9 million or $0.77 per share. Adjusted net income available to common stockholders excluding the $204.7 million unrealized loss on derivative financial instruments and other non-recurring items for the first nine months of 2020 was $12.9 million or $0.06 per diluted share.
Comstock produced 341.8 Bcf of natural gas and 1.2 million barrels of oil or 348.8 Bcfe in the first nine months of 2020. Natural gas production averaged 1,248 MMcf per day, an increase of 99% over natural gas production in the first nine months of 2019 due to the acquisition of Covey Park Energy LLC, which was completed in July 2019. Oil production in the first nine months of 2020 decreased to 4,263 barrels of oil per day from 7,723 barrels per day produced in first nine months of 2019.
Comstock's average realized natural gas price in the first nine months of 2020, including realized hedging gains, decreased to $1.96 per Mcf as compared to $2.39 per Mcf realized in the first nine months of 2019. The Company's average realized oil price in the first nine months of 2020, including realized hedging gains, decreased to $39.84 per barrel as compared to $49.44 per barrel in the first nine months of 2019. Oil and gas sales were $716.3 million, including realized hedging gains, in the first nine months of 2020 as compared to sales of $512.8 million in the first nine months of 2019. Adjusted EBITDAX of $511.4 million in the first nine months of 2020 increased by 35% over adjusted EBITDAX of $378.8 million for the first nine months of 2019. The Company's operating cash flow generated in the first nine months of 2020 of $366.6 million increased 31% over operating cash flow of $280.4 million in the first nine months of 2019.
Drilling Results
Comstock spent $315.7 million during the first nine months of 2020 for drilling and development activities. $308.6 million was spent to develop its Haynesville and Bossier shale properties, comprised of $280.4 million on drilling and completing wells and an additional $28.2 million on other development activity. In response to the higher anticipated natural gas prices, Comstock restarted completion activity and added two operating drilling rigs in the third quarter and currently has three completion crews working through the backlog of drilled but uncompleted wells. The ramp-up of activity will allow new wells to come on line late in the fourth quarter of 2020 and early in 2021 to coincide with the expected continued improvement of future natural gas prices. Comstock drilled 36 (28.6) horizontal operated Haynesville shale wells during the first nine months of 2020, which had an average lateral length of 9,143 feet. Comstock also participated in 18 (1.3 net) non-operated Haynesville shale wells in the first nine months of 2020. During the first nine months of 2020, Comstock turned 33 (24.6 net) Haynesville shale wells to sales and currently expects to turn an additional 22 (17.6 net) wells to sales in the fourth quarter of 2020.
Since its last operational update, Comstock turned 15 (11.7 net) Haynesville shale wells into sales. The average initial production rate of these wells was 26 MMcf per day and had an average completed lateral length of 9,088 feet.

2021 Drilling Budget
The Company currently plans to spend approximately $525.0 to $575.0 million in 2021 on drilling and completion activities primarily focused in the Haynesville/Bossier shale. Comstock is currently planning to operate six rigs for the first half of 2021 and seven rigs for the remainder of the year and expects to drill 70 (56.5 net) and complete 65 (56.6 net) operated horizontal wells.
Other Matters
Comstock has planned a conference call for 10:00 a.m. Central Time on November 5, 2020, to discuss the third quarter of 2020 operational and financial results. Investors wishing to participate should visit the Company's website at www.comstockresources.com for a live webcast or dial 844-776-7840 (international dial-in use 661-378-9538) and provide access code 1275655 when prompted. If you are unable to participate in the original conference call, a web replay will be available approximately 24 hours following the completion of the call on Comstock's website at www.comstockresources.com. The web replay will be available for approximately one week. A replay of the conference call will be available beginning at 1:00 p.m. CT November 5, 2020 and will continue until 1:00 p.m. November 12, 2020. To hear the replay, call 855-859-2056 (404-537-3406) if calling from outside the US). The conference call access code is 1275655.
This press release may contain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein. Although the Company believes the expectations in such statements to be reasonable, there can be no assurance that such expectations will prove to be correct.
Comstock Resources, Inc. is an independent energy company based in Frisco, Texas engaged in oil and gas acquisitions, exploration and development, and its assets are primarily located in Texas, Louisiana and North Dakota. The Company's stock is traded on the New York Stock Exchange under the symbol CRK.

COMSTOCK RESOURCES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues:
Natural gas sales	$168,374	$193,506	$547,975	$375,589
Oil sales	9,637	30,938	35,449	103,852
Total oil and gas sales	178,011	224,444	583,424	479,441
Operating expenses:
Production and ad valorem taxes	9,798	9,381	27,768	22,703
Gathering and transportation	22,422	23,414	77,423	41,346
Lease operating	25,412	26,696	79,110	54,477
Exploration	—	241	27	241
Depreciation, depletion and amortization	99,056	80,247	312,828	164,684
General and administrative	8,974	8,105	25,991	22,760
(Gain) loss on sale of assets	(16)	—	(16)	25
Total operating expenses	165,646	148,084	523,131	306,236
Operating income	12,365	76,360	60,293	173,205
Other income (expenses):
Gain (loss) from derivative financial instruments	(121,579)	24,858	(71,978)	31,945
Other income	489	92	793	340
Transaction costs	—	(39,657)	—	(41,100)
Interest expense	(63,890)	(51,015)	(168,764)	(107,434)
Loss on early extinguishment of debt	—	—	(861)	—
Total other income (expenses)	(184,980)	(65,722)	(240,810)	(116,249)
Income (loss) before income taxes	(172,615)	10,638	(180,517)	56,956
Benefit from (provision for) income taxes	46,123	(3,847)	46,177	(15,183)
Net income (loss)	(126,492)	6,791	(134,340)	41,773
Preferred stock dividends and accretion	(4,398)	(8,128)	(26,596)	(8,128)
Net income (loss) available to common stockholders	$(130,890)	$(1,337)	$(160,936)	$33,645

Net income (loss) per share:
Basic	$(0.57)	$(0.01)	$(0.77)	$0.26
Diluted	$(0.57)	$(0.01)	$(0.77)	$0.26
Weighted average shares outstanding:
Basic	231,223	171,487	209,760	127,709
Diluted	231,223	171,487	209,760	127,709

COMSTOCK RESOURCES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	As of
	September 30, 2020	December 31, 2019
ASSETS
Cash and cash equivalents	$28,268	$18,532
Accounts receivable	100,959	180,341
Derivative financial instruments	8,830	75,304
Income taxes receivable	—	5,109
Other current assets	11,773	10,399
Total current assets	149,830	289,685
Property and equipment, net	4,012,348	4,008,803
Goodwill	335,897	335,897
Income taxes receivable	—	5,109
Derivative financial instruments	1,185	13,888
Operating lease right-of-use assets	3,554	3,509
Other assets	40	231
	$4,502,854	$4,657,122

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$202,174	$252,994
Accrued costs	112,695	137,166
Operating leases	2,318	1,994
Derivative financial instruments	63,595	222
Total current liabilities	380,782	392,376
Long-term debt	2,507,669	2,500,132
Deferred income taxes	163,550	211,772
Derivative financial instruments	66,373	4,220
Long-term operating leases	1,236	1,515
Asset retirement obligation	19,402	18,151
Other non-current liabilities	1,162	6,351
Total liabilities	3,140,174	3,134,517
Mezzanine Equity:
Preferred stock	175,000	379,583
Stockholders' Equity:
Common stock	116,210	95,003
Additional paid-in capital	1,093,811	909,423
Accumulated earnings (deficit)	(22,341)	138,596
Total stockholders' equity	1,187,680	1,143,022
	$4,502,854	$4,657,122

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands, except per unit amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Gas production (MMcf)	102,560	97,236	341,823	171,313
Oil production (Mbbls)	354	603	1,168	2,108
Total production (MMcfe)	104,687	100,859	348,831	183,964

Natural gas sales	$168,374	$193,506	$547,975	$375,589
Natural gas hedging settlements (1)	32,000	26,030	121,796	32,995
Total natural gas including hedging	200,374	219,536	669,771	408,584
Oil sales	9,637	30,938	35,449	103,852
Oil hedging settlements (1)	2,238	17	11,082	387
Total oil including hedging	11,875	30,955	46,531	104,239
Total oil and gas sales including hedging	$212,249	$250,491	$716,302	$512,823

Average gas price (per Mcf)	$1.64	$1.99	$1.60	$2.19
Average gas price including hedging (per Mcf)	$1.95	$2.26	$1.96	$2.39
Average oil price (per barrel)	$27.20	$51.24	$30.35	$49.26
Average oil price including hedging (per barrel)	$33.52	$51.27	$39.84	$49.44
Average price (per Mcfe)	$1.70	$2.23	$1.67	$2.61
Average price including hedging (per Mcfe)	$2.03	$2.48	$2.05	$2.79

Production and ad valorem taxes	$9,798	$9,381	$27,768	$22,703
Gathering and transportation	$22,422	$23,414	$77,423	$41,346
Lease operating	$25,412	$26,696	$79,110	$54,477

Production and ad valorem taxes (per Mcfe)	$0.09	$0.09	$0.08	$0.12
Gathering and transportation (per Mcfe)	$0.21	$0.23	$0.22	$0.22
Lease operating (per Mcfe)	$0.25	$0.27	$0.23	$0.30

Oil and Gas Capital Expenditures:
Acquisitions	$—	$2,055,623	$—	$2,055,623
Exploratory leasehold	1,457	—	1,457	—
Development leasehold	1,027	2,407	7,363	6,713
Development drilling and completion	96,903	169,747	280,383	342,665
Other development	11,045	1,502	26,463	6,218
Total	$110,432	$2,229,279	$315,666	$2,411,219
(1)Included in gain (loss) from derivative financial instruments in operating results.

COMSTOCK RESOURCES, INC.
NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
ADJUSTED NET INCOME (LOSS) TO COMMON STOCKHOLDERS:
Net income (loss) available to common stockholders	$(130,890)	$(1,337)	$(160,936)	$33,645
(Gain) loss on sale of oil and gas properties	(16)	—	(16)	25
Unrealized loss on derivative financial instruments	155,601	1,189	204,703	1,437
Loss on early extinguishment of debt	—	—	861	—
Non-cash interest amortization from adjusting debt assumed in acquisition to fair value	5,621	4,078	16,301	4,078
Non-cash accretion from adjusting preferred stock issued in acquisition to fair value	—	—	5,417	—
Impairment of unevaluated oil and gas properties	—	—	27	—
Transaction costs	—	39,657	—	41,100
Covey Park July 2019 hedging settlements	—	4,574	—	4,574
Adjusted provision for income taxes	(44,122)	(13,833)	(53,430)	(13,652)
Adjusted net income (loss) available to common stockholders (1)	$(13,806)	$34,328	$12,927	$71,207
Diluted shares outstanding	231,223	252,177	209,760	154,856
Adjusted net income (loss) available to common stockholders per share	$(0.06)	$0.17	$0.06	$0.51

ADJUSTED EBITDAX:
Net income (loss)	$(126,492)	$6,791	$(134,340)	$41,773
Interest expense	63,890	51,015	168,764	107,434
Income taxes	(46,123)	3,847	(46,177)	15,183
Depreciation, depletion, and amortization	99,056	80,247	312,828	164,684
Unrealized loss from derivative financial instruments	155,601	1,189	204,703	1,437
Exploration	—	241	27	241
Stock-based compensation	1,752	1,088	4,734	2,359
Loss on early extinguishment of debt	—	—	861	—
Transaction costs	—	39,657	—	41,100
Covey Park July 2019 hedging settlements	—	4,574	—	4,574
(Gain) loss on sale of assets	(16)	—	(16)	25
Total Adjusted EBITDAX (2)	$147,668	$188,649	$511,384	$378,810
(1)Adjusted net income (loss) available to common stockholders is presented because of its acceptance by investors and by Comstock management as an indicator of the Company's profitability excluding non-cash unrealized gains and losses on derivative financial instruments and other unusual items.
(2)Adjusted EBITDAX is presented in the earnings release because management believes that adjusted EBITDAX, which represents Comstock's results from operations before interest, income taxes, and certain non-cash items, including depreciation, depletion and amortization and exploration expense, is a common alternative measure of operating performance used by certain investors and financial analysts.

COMSTOCK RESOURCES, INC.
NON-GAAP FINANCIAL MEASURES
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
OPERATING CASH FLOW:
Net income (loss)	$(126,492)	$6,791	$(134,340)	$41,773
Reconciling items:
Deferred income taxes	(46,237)	3,775	(46,443)	15,205
Depreciation, depletion and amortization	99,056	80,247	312,828	164,684
Unrealized loss from derivative financial instruments	155,601	1,189	204,703	1,437
Amortization of debt discount and issuance costs	9,505	6,009	24,231	9,206
Stock-based compensation	1,752	1,088	4,734	2,359
Loss on early extinguishment of debt	—	—	861	—
Transaction costs	—	39,657	—	41,100
Covey Park July 2019 hedging settlements	—	4,574	—	4,574
Exploration	—	—	27	—
(Gain) loss on sale of assets	(16)	—	(16)	25
Operating cash flow (1)	93,169	143,330	366,585	280,363
Transaction costs	—	(39,657)	—	(41,100)
Covey Park July 2019 hedging settlements	—	(4,574)	—	(4,574)
Decrease (increase) in accounts receivable	(3,790)	27,670	79,382	48,404
Decrease in other current assets	11,093	5,545	8,291	7,137
Increase (decrease) in accounts payable and accrued expenses	23,392	(22,534)	(64,303)	(7,424)
Net cash provided by operating activities	$123,864	$109,780	$389,955	$282,806

(1)Operating cash flow is presented in the earnings release because management believes it to be useful to investors as a common alternative measure of cash flows which excludes changes to other working capital accounts.